Lawson Products Announces First Quarter 2021 Results

CHICAGO, April 29, 2021 - Lawson Products, Inc. (NASDAQ: LAWS) ("Lawson" or the "Company"), a leading distributor of products and services to the MRO marketplace, today announced results for the first quarter ended March 31, 2021.

First Quarter Summary Financial Highlights

($ in millions, except earnings per share data)	Q1 2021	Q4 2020	Q1 2020	Change Q1 2021 vs Q4 2020	Change Q1 2021 vs Q1 2020
Net sales	$ 103.6	$ 98.1	$ 91.0	5.6%	13.8%
Average Daily Net Sales	$ 1.644	$ 1.609	$ 1.422	2.2%	15.6%
Reported Operating Income	$ 4.8	$ (0.7)	$ 18.6	N/M	-74.2%
Adjusted Operating Income [1]	$ 7.2	$ 6.9	$ 7.9	4.2%	-9.2%
Adjusted EBITDA [1]	$ 9.1	$ 9.0	$ 9.5	2.1%	-3.3%
Adjusted EBITDA Margin [1]	8.8%	9.1%	10.4%	(30 bps)	(156 bps)
Reported Diluted Earnings Per Share	$ 0.39	$ 0.02	$ 1.34	$ 0.37	$ (0.95)
Adjusted Diluted Earnings Per Share [2]	$ 0.58	$ 0.60	$ 0.52	$ (0.02)	$ 0.06

[1] Excludes the impact of stock-based compensation, severance and employee acquisition costs and other non-recurring items. (See reconciliation in Table 1)

[2] Excludes the impact of stock-based compensation, severance and employee acquisition costs and other non-recurring items. (See reconciliation in Table 2)

"Lawson had a productive first quarter building on its strong financial position placing itself in a good position to reinvest in the business to drive new growth initiatives. Sales for the quarter were $103.6 million, an improvement of 13.8% compared to the same quarter a year ago. Achieving quarterly sales in excess of $100 million is a milestone for us, and a direct result of our three-part growth strategy of expanding our sales force, improving sales rep productivity and executing on accretive acquisitions. All of this was accomplished while gaining cost efficiencies within the business," said Michael DeCata, president and chief executive officer.

"I am encouraged by the improvement in our sequential sales and profitability as we exited 2020 and transitioned into 2021. Our reported and adjusted operating income was in line with our expectations. Sales of our organic business grew sequentially in the first quarter and we are positioned well for continued growth in 2021.

"During the quarter, we made significant progress in the integration of Partsmaster in terms of both product rationalization as well as operational synergies. We are pleased with the Partsmaster performance and it is an excellent strategic fit. The integration will allow us to more effectively serve customers with an expanded and complimentary product offering.

"While the pandemic presented us with some challenges, we successfully made a major acquisition, built on our strong financial position, reduced our overall cost structure and continued to re-invest in the business to drive future growth. After we pay the remaining balance due of $33 million for the Partsmaster acquisition in the second quarter, we anticipate that we will have approximately $90 million available under our $100 million committed credit facility to fund growth initiatives and future acquisitions", concluded Mr. DeCata.

1

2 Highlights • Achieved first quarter sales of $103.6 million compared to sales of $98.1 million in the fourth quarter of 2020 and $91.0 million in the prior year quarter. Partsmaster contributed $15.7 million of sales in the first quarter of 2021. Sales excluding Partsmaster have rebounded to within 4% of pre-pandemic levels. • Reported operating income was $4.8 million in the first quarter of 2021 compared to $18.6 million in the first quarter of 2020 which included a $10.7 million benefit from stock-based compensation due to the movement in our stock price in the early stages of the pandemic. Adjusted operating income was $7.2 million in the first quarter of 2021, a decrease from $7.9 million reported a year ago, but a 4.2% sequential increase over the $6.9 million reported in the fourth quarter of 2020. (See reconciliation in Table 1) • Reported net income was $3.6 million for the quarter, or $0.39 per diluted share compared to $1.34 in the prior year quarter. On an adjusted basis, diluted earnings per share was $0.58 compared to $0.52 in the year ago quarter and $0.60 in the fourth quarter of 2020. (See reconciliation in Table 2) • Cash on hand at the end of the quarter was $26.3 million along with availability under the $100.0 million committed credit facility of $64.4 million. This is net of the $33.0 million letter of credit securing the remaining acquisition payment due in May 2021. First Quarter Results Net sales in the first quarter of 2021 were $103.6 million, an increase of 13.8% compared to $91.0 million in sales in the first quarter 2020. Partsmaster contributed $15.7 million in sales in the first quarter 2021. Excluding Partsmaster, total average daily sales decreased by 1.9% compared to the year ago quarter with one fewer selling day. Lawson sales, excluding Partsmaster, have continued to strengthen and are running at approximately 96% of pre-pandemic levels. On a consolidated basis, average daily sales were $1.644 million in the first quarter 2021 compared to $1.609 million in the fourth quarter of 2020 and $1.422 million in the prior year quarter. The year-over-year average daily sales increase was primarily driven by improvements in sales rep productivity and the inclusion of Partsmaster. Gross profit increased $5.6 million to $54.6 million in the first quarter of 2021 compared to $48.9 million a year ago on higher sales. Gross profit as a percentage of sales was 52.7% for the first quarter of 2021 compared to 53.7% in the first quarter of 2020. The decline was primarily due to a one-time inventory reserve established for the rationalization of inventory related to the Partsmaster acquisition, a market driven write- down on personal protective equipment for which the selling price has fallen below cost and higher net transportation costs. Selling expenses increased to $23.8 million in the first quarter of 2021 compared to $20.0 million in the prior year quarter. The increase was attributable to Partsmaster selling expense of $5.5 million partially offset by lower organic commission and travel expense. As a percentage of sales, selling expenses increased to 23.0% in the first quarter of 2021 from 22.0% in the first quarter of 2020 on a lower organic sales base, the reinstatement of normalized selling activities not performed during the pandemic and higher Partsmaster selling expenses as a percent to sales.

3 General and administrative expenses were $25.9 million in the first quarter of 2021 compared to $10.3 million in the prior year quarter. The majority of the difference is due to a $11.7 million fluctuation in the accounting for stock-based compensation. The remainder of the increase is primarily due to the inclusion of Partsmaster operating expenses of $3.3 million, and increased severance and employee acquisition costs of $0.6 million. Excluding these items, general and administrative expenses were $21.0 million for the first quarter of 2021, flat with the year ago quarter. Reported operating income in the first quarter of 2021 was $4.8 million compared to reported operating income of $18.6 million in the first quarter of 2020. Adjusted operating income was $7.2 million for the quarter compared to $6.9 million in the fourth quarter of 2020 and $7.9 million in the year ago quarter. (See reconciliation in Table 1) For the first quarter of 2021, adjusted EBITDA was 8.8% of sales or $9.1 million compared to $9.0 million last quarter and $9.5 million for the prior year quarter. (See reconciliation in Table 1) Reported net income was $3.6 million, or $0.39 per diluted share compared to net income of $12.5 million, or $1.34 per diluted share for the year ago quarter. Adjusted net income was $5.4 million or $0.58 per diluted share compared to $4.8 million or $0.52 per diluted share a year ago. (See reconciliation in Table 2) At March 31, 2021, the Company had $26.3 million of unrestricted cash and cash equivalents with an additional $64.4 million of borrowing capacity under its $100.0 million committed credit facility which is net of the letter of credit securing the remaining acquisition liability. The outstanding $33.0 million liability for the Partsmaster acquisition will be paid in May of 2021. Conference Call Lawson Products, Inc. will conduct a conference call with investors to discuss first quarter 2021 results at 9:00 a.m. Eastern Time on April 29, 2021. The conference call is available by direct dial at 1877-737-7051 in the U.S. or 1-201-689-8878 from outside of the U.S. A replay of the conference call will be available approximately two hours after completion of the call through May 31, 2021. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The PIN access number for the replay is 40659#. A streaming audio of the call and an archived replay will also be available on the investor relations page of Lawson's website through May 31, 2021. About Lawson Products, Inc. Founded in 1952, Lawson Products, Inc., headquartered in Chicago, IL, sells and distributes specialty products to the industrial, commercial, institutional and government maintenance, repair and operations market (MRO). The Company is dedicated to helping customers in the U.S. and Canada lower their total cost of operation by increasing productivity and efficiency. The combination of Lawson and Partsmaster’s Managed Inventory process and the Company’s problem-solving professionals ensures customers always have the right parts to handle the job. Through The Bolt Supply House, customers in Western Canada have access to products at several branch locations. Under its Kent Automotive brand, the Company provides collision and mechanical repair products to the automotive aftermarket. Lawson Products ships from several strategically located distribution centers to customers in all 50 states, Puerto Rico, Canada, Mexico, and the Caribbean.

4 For additional information, please visit https://www.lawsonproducts.com or https://www.kent-automotive.com. This Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms "may," "should," "could," "anticipate," "believe," "continues," "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management's current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause or contribute to such differences or that might otherwise impact the business and include the risk factors set forth in Item 1A of the December 31, 2020, Form 10-K filed on February 26, 2021. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements whether as a result of new information, future events or otherwise. -TABLES FOLLOW-

5 Lawson Products, Inc. Condensed Consolidated Statements of Income (Dollars in thousands, except per share data) (Unaudited) Three Months Ended March 31, 2021 2020 Net sales $ 103,556 $ 91,035 Cost of goods sold 48,996 42,114 Gross profit 54,560 48,921 Operating expenses: Selling expenses 23,802 19,984 General and administrative expenses 25,948 10,299 Operating expenses 49,750 30,283 Operating income 4,810 18,638 Interest expense (323) (115) Other income (expense), net 372 (1,111) Income before income taxes 4,859 17,412 Income tax expense 1,263 4,879 Net income $ 3,596 $ 12,533 Basic income per share of common stock $ 0.40 $ 1.39 Diluted income per share of common stock $ 0.39 $ 1.34

6 Lawson Products, Inc. Condensed Consolidated Balance Sheets (Dollars in thousands, except share data) March 31, December 31, 2021 2020 ASSETS (Unaudited) Current assets: Cash and cash equivalents $ 26,293 $ 28,393 Restricted cash 1,001 998 Accounts receivable, less allowance for doubtful accounts of $773 and $654, respectively 48,707 44,515 Inventories, net 60,758 61,867 Miscellaneous receivables and prepaid expenses 8,187 7,289 Total current assets 144,946 143,062 Property, plant and equipment, net 15,603 15,800 Deferred income taxes 19,457 18,482 Goodwill 35,426 35,176 Cash value of life insurance 16,423 16,185 Intangible assets, net 18,070 18,503 Right of use assets 14,453 8,764 Other assets 331 332 Total assets $ 264,709 $ 256,304 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable 19,841 22,262 Accrued acquisition liability 32,871 32,673 Lease obligation 4,602 4,568 Accrued expenses and other liabilities 37,672 38,492 Total current liabilities 94,986 97,995 Security bonus plan 11,159 11,262 Lease obligation 11,505 5,738 Deferred compensation 10,820 10,461 Deferred tax liability 3,523 2,841 Other liabilities 5,658 5,585 Total liabilities 137,651 133,882 Stockholders’ equity: Common Stock 9,293 9,288 Capital in excess of par value 20,258 19,841 Retained earnings 105,205 101,609 Treasury stock (9,028) (9,015) Accumulated other comprehensive income 1,330 699 Total stockholders’ equity 127,058 122,422 Total liabilities and stockholders’ equity $ 264,709 $ 256,304

7 LAWSON PRODUCTS, INC. SEC REGULATION G GAAP RECONCILIATIONS The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2021 and 2020 and December 31, 2020. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. Table 1 - Reconciliation of GAAP Operating Income to Adjusted Non-GAAP Operating Income and Adjusted EBITDA (Dollars in thousands) (Unaudited) March 2021 December 2020 March 2020 Operating income, as reported per GAAP 4,810$ (658)$ 18,638$ Pretax adjustments: Stock-based compensation (1) 1,000 4,776 (10,700) Inventory reserves (2) 825 - - Severance and acquisition costs 576 882 7 Goodwill impairment (3) - 1,918 - Adjusted non-GAAP operating income 7,211 6,918 7,945 Depreciation and amortization 1,935 2,041 1,509 Non-GAAP adjusted EBITDA 9,146$ 8,959$ 9,454$ . Three Months Ended (1) A portion of stock-based compensation expense varies with the Company's stock price. (2) Expense for Partsmaster inventory rationalization plan and write-down of personal protective equipment product to net realizable value. (3) Represents the goodwill impairment related to the 2018 acquisition of Screw Products, Inc. as the carrying value of the reporting unit exceeded its estimated fair value.

Table 2 - Reconciliation of GAAP Net Income and Diluted EPS to
Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended					
	March 2021		December 2020		March 2020	
	Amount	Diluted EPS [5]	Amount	Diluted EPS [5]	Amount	Diluted EPS [5]
Net income, as reported per GAAP	$ 3,596	$ 0.39	$ 223	$ 0.02	$ 12,533	$ 1.34
Pretax adjustments:						
Stock-based compensation [1]	1,000	0.11	4,776	0.51	(10,700)	(1.15)
Inventory reserves [2]	825	0.09	-	-	-	-
Severance and acquisition costs	576	0.06	882	0.09	7	-
Goodwill impairment [3]	-	-	1,918	0.21	-	-
Pretax adjustments:	2,401	0.26	7,576	0.81	(10,693)	(1.15)
Tax effect [4]	(624)	(0.07)	(2,227)	(0.23)	2,994	0.33
Total adjustments, net of tax	1,777	0.19	5,349	0.58	(7,699)	(0.82)
Non-GAAP adjusted net income	$ 5,373	$ 0.58	$ 5,572	$ 0.60	$ 4,834	$ 0.52

(1) A portion of stock-based compensation expense varies with the Company's stock price.

(2) Expense for Partsmaster inventory rationalization plan and write-down of personal protective equipment product to net realizable value.

(3) Represents the goodwill impairment related to the 2018 acquisition of Screw Products, Inc. as the carrying value of the reporting unit exceeded its estimated fair value.

(4) Tax effected at quarterly effective tax rate of 26.0% for three months ended March 31, 2021, 29.4% for the three months ended December 31, 2020 and 28.0% for three months ended March 31, 2020.

(5) Diluted EPS calculated on 9.328 million shares for the first quarter of 2021, 9.336 million for fourth quarter 2020, and 9.334 million diluted shares for first quarter 2020.

8

Table 3 - Historic Lawson Segment (Including Partsmaster) Sales and Sales Rep Productivity

(Dollars in Thousands)

(Unaudited)

	Three Months Ended				
	Mar. 31 2021	Dec. 31 2020	Sep. 30 2020	Jun. 30, 2020	Mar. 31, 2020
Number of business days	63	61	64	64	64
Average daily net sales (1)	$ 1,473	$ 1,439	$ 1,240	$ 979	$ 1,265
Year over year increase (decrease)	16.4 %	12.5 %	(4.2)%	(25.6)%	(2.5)%
Sequential quarter increase (decrease)	2.4 %	16.0 %	26.7 %	(22.6)%	(1.1)%
Average active sales rep. count (1), (2)	1,083	1,099	993	957	998
Period-end active sales rep count	1,079	1,090	1,120	938	993
Sales per rep. per day	$ 1.360	$ 1.309	$ 1.249	$ 1.023	$ 1.268
Year over year increase (decrease)	7.3 %	2.6 %	(4.6)%	(23.8)%	(3.1)%
Sequential quarter increase (decrease)	3.9 %	4.8 %	22.1 %	(19.3)%	(0.6)%

(1) Quarters ended March 31, 2021, December 31, 2020 and September 30, 2020 include Partsmaster revenue of $15.7 million, $17.2 million and $5.4 million, respectively, and weighted average reps counts of 186,196 and 67, respectively.

(2) Average active sales representative count represents the average of the month-end sales representative counts.

Table 4 - Consolidated Quarterly Results

(Dollars in Thousands)

(Unaudited)

	Three Months Ended				
	Mar. 31 2021	Dec. 31 2020	Sep. 30 2020	Jun. 30, 2020	Mar. 31, 2020
Average daily net sales	$ 1,644	$ 1,609	$ 1,411	$ 1,127	$ 1,422
Year over year increase (decrease)	15.6 %	10.8 %	(4.7)%	(25.0) %	(1.9) %
Sequential quarter increase (decrease)	2.2 %	14.0 %	25.2 %	(20.7)%	(2.1)%
Net Sales	$ 103,556	$ 98,133	$ 90,277	$ 72,146	$ 91,035
Gross profit	54,560	52,079	47,225	38,313	48,921
Gross profit percentage	52.7 %	53.1 %	52.3 %	53.1 %	53.7 %
Selling, general & administrative expenses	$ 49,750	$ 52,737	$ 45,224	$ 37,744	$ 30,283
Operating income (loss)	$ 4,810	$ (658)	$ 2,001	$ 569	$ 18,638

9

10 Contact Investor Relations: Lawson Products, Inc. Ronald J. Knutson Executive Vice President and Chief Financial Officer 773-304-5665